UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

GREAT WEST RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1990 N California Blvd.8th Floor
Walnut Creek, CA 94596
 (Address of principal executive offices) (zip code)

(925) 287-6432
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 3.02  Unregistered Sales of Equity Securities

Private Placement

On October 10, 2014, Great West Resources, Inc., a Nevada corporation (“Great West” or the “Company”) sold an aggregate of 200,000 units (“Units”) at a per Unit purchase price of $2.00, in a private placement (“Private Placement”) to certain accredited investors (the “Investors”) for gross proceeds of $400,000, pursuant to a subscription agreement (the “Subscription Agreement”), a form of which is attached hereto as Exhibit 10.1. Each Unit consists of: forty (40) shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share or, at the election of any purchaser who would, as a result of purchase of Units become a beneficial owner of five (5%) percent or greater of the outstanding Common Stock of the Company, four (4) shares of the Company’s newly designated Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of Common Stock (the “Series C Preferred”). On October 15, 2014, the Company sold an aggregate of 50,000 unites for additional gross preceeds of $100,000.

Pursuant to a registration rights agreement (the “Registration Rights Agreement”) entered into simultaneously with the Subscription Agreement, each Investor was granted registration rights whereby the Company will use its reasonable best efforts to have a “resale” registration statement filed with the Securities and Exchange Commission (the “Commission”) within thirty (30) days of the date of sale pursuant to the Subscription Agreement (the “Filing Date”) registering (i) those shares of Common Stock (the “Shares”) or (ii) shares of Common Stock issuable upon conversion of the Series C Preferred (the “Conversion Shares” and, together with the Shares, the “Registrable Securities”) purchased pursuant to such Subscription Agreement. The Company shall use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within (120) days of the Filing Date (the “Effectiveness Date”).  The Company shall pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if (i) the Registrable Securities that would other be covered by the registration statement may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act or (ii) the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the Commission pursuant to its authority with respect to “Rule 415”, and the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the Commission.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Series C Certificate of Designation, the Form of Subscription Agreement, and the Form of Registration Rights Agreement, which are filed as Exhibits 3.1, 10.1, and 10.2, respectively hereto and which are incorporated herein by reference.

Exchange Agreements

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes in the aggregate principal face amount of $35,000 previously issued by the Company.  Pursuant to the exchange agreement, the holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Convertible Preferred Stock (the “Series D Preferred”).

Also on October 15, 2014, the Company entered into a series of exchange agreement with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred.

The foregoing description of the share exchange agreements and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Share Exchange Agreement (Note), Form of Share Exchange Agreement (Unconverted Interest) and Series D Certificate of Designation, which are filed as Exhibits 10.3, 10.4 and 3.2, respectively hereto and which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2014, David Rector, a director of the Company since September 24, 2014, was appointed as the Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.  Mr. Rector currently serves as the Chief Operating Officer and as a Director of MV Portfolios, Inc. Mr. Rector has been a director of Sevion Theraputics Inc. (formerly Senesco Technologies, Inc.), a publicly traded company, since February 2002.  Mr. Rector also serves as a director and member of the compensation and audit committee of DGSE Companies, Inc. (formerly the Dallas Gold and Silver Exchange Inc.), a publicly traded company. Since 1985, Mr. Rector has been the Principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From November 2012 through January 28, 2014, Mr. Rector has served as the CEO, President and a director of Vaporin, Inc. (formerly known as Valor Gold Corp.).  From February 2012 through December 31, 2012, Mr. Rector served as the VP Finance & Administration of Pershing Gold Corp. From May 2011 through February 2012, Mr. Rector served as the President of Sagebrush Gold, Ltd. From October 2009 through August 2011, Mr. Rector had served as President and CEO of Li3 Energy, Inc. From July 2009 through May 2011, Mr. Rector had served as President and CEO of Nevada Gold Holdings, Inc. From September 2008 through November 2010, Mr. Rector served as President and CEO Universal Gold Mining Corp. From October 2007 through February 13, 2013, Mr. Rector served as President and CEO of Standard Drilling, Inc. From 2007 through 2009, Mr. Rector served as a director of RxElite, Inc., which filed for bankruptcy in May 2010. From May 2004 through December 2006, Mr. Rector had served in senior management positions with Nanoscience Technologies, Inc., a development stage company engaged in the development of DNA Nanotechnology. From 1983 until 1985, Mr. Rector served as President and General Manager of Sunset Designs, Inc., a domestic and international manufacturer and marketer of consumer product craft kits, and a wholly-owned subsidiary of Reckitt & Coleman N.A. From 1980 until 1983, Mr. Rector served as the Director of Marketing of Sunset Designs. From 1971 until 1980, Mr. Rector served in progressive roles in the financial and product marketing departments of Crown Zellerbach Corporation, a multi-billion dollar pulp and paper industry corporation.  Mr. Rector was chosen as a director based on his knowledge of public company management, corporate governance and the mining industry in general.

There is no family relationship between Mr. Rector and any of our other officers and directors.

Also on October 15, 2014, each of Andrew Uribe and Mohit Bhansali resigned from the Board of Directors of the Company and Glenn Kesner resigned as the Secretary of the Company.  None of the resignations of Messrs. Uribe, Bhansali, or Kesner were as a result of any disagreements with the Company with respect to the Company’s operations, policies or practices.

The Company entered into separation agreements (each a “Separation Agreement”) with each of Mr. Uribe, Mr. Bhansali and Mr. Kesner pursuant to which, in exchange for a release of all claims against the Company, each received a one-time severance payment as follows: (i) Andrew Uribe received $2,500, (ii) Mohit Bhansali received $2,500, and (iii) Glenn Kesner receive $5,000.

The foregoing description of the Separation Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreements with each of Mr. Bhansali, Mr. Uribe and Mr. Kesner, which are filed hereto as Exhibits 5.5, 5.6 and 5.7 respectively and are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series C Convertible Preferred

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Preferred, setting forth the rights, powers, and preferences of the Series C Convertible Preferred Stock (the “Series C Certificate of Designation”).

Pursuant to the Series C Certificate of Designation, the Company designated 3,000,000 shares of its blank check preferred stock as Series C Convertible Preferred. Each share of Series C Preferred has a stated value of $0.001 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series C Preferred will be entitled to a payment as set forth in the Series C Certificate of Designation. The Series C Preferred is convertible into ten (10) shares of the Company’s Common Stock. Each share of Series C Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series C Preferred entitles the holder to cast ten (10) votes per share of Series C Preferred owned at the time of such vote.   The Company is prohibited from effecting the conversion of the Series C Preferred to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series C Preferred.

The foregoing description of the Series C Preferred does not purport to be complete and is qualified in its entirety by reference to the complete text of the Series C Certificate of Designation, which is filed as Exhibit 3.1, hereto and which is incorporated herein by reference.

Series D Convertible Preferred

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Preferred, setting forth the rights, powers, and preferences of the Series D Convertible Preferred Stock (the “Series D Certificate of Designation”).

Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Convertible Preferred. Each share of Series D Preferred has a stated value of $0.001 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Preferred will be entitled to a payment as set forth in the Series D Certificate of Designation. The Series D Preferred is convertible into twenty (20) shares of the Company’s Common Stock. Each share of Series D Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series D Preferred entitles the holder to cast twenty (20) votes per share of Series D Preferred owned at the time of such vote.   The Company is prohibited from effecting the conversion of the Series D Preferred to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series D Preferred.

The foregoing description of the Series D Preferred does not purport to be complete and is qualified in its entirety by reference to the complete text of the Series D Certificate of Designation, which is filed as Exhibit 3.2, hereto and which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

    (d) Exhibits

    The exhibit listed in the following Exhibit Index is furnished as part of the Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock
3.2	Certificate of Designations, Rights and Preferences of Series D Convertible Preferred Stock
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Exchange Agreement (Note)
10.4	Form of Exchange Agreement (Unconverted Interest)
10.5	Bhansali Separation Agreement
10.6	Uribe Separation Agreement
10.7	Kesner Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 17, 2014

GREAT WEST RESOURCES, INC.

By:	/s/ David Rector
Name: David Rector
Title: Chief Executive Officer